Exhibit 99.1

Arbor Realty Trust Reports Fourth Quarter and Full Year 2019 Results and Declares Common Stock Dividend

Fourth Quarter Highlights:

-	GAAP net income of $0.34 per diluted common share
-	AFFO per diluted common share of $0.34, excluding a one-time loss from the early repayment of debt and gains from derivative instruments[1]
-	Raised $250.7 million of accretive growth capital through the issuance of common stock and senior unsecured notes
-	Issued $264.0 million of 4.75% convertible senior notes due 2022 to exchange our 5.25% convertible senior notes
-	Declares a cash dividend on common stock of $0.30 per share, 11% higher than a year ago

Agency Business

-	Segment income of $33.2 million
-	Loan originations of $1.26 billion
-	Servicing portfolio of $20.06 billion representing 8% growth for 2019

Structured Business

-	Segment income of $9.5 million
-	Portfolio growth of 8% on $831.4 million of loan originations
-	Closed a $635.0 million collateralized securitization vehicle with improved terms

Full Year Highlights:

-	GAAP net income of $1.27 and AFFO of $1.36 per diluted common share[1]
-	Record loan originations of $7.61 billion, a 12% increase over 2018
-	Structured portfolio growth of 30% from record loan originations of $2.80 billion
-	Significant return to shareholders of 54% for 2019
-	Raised common dividend three times in 2019 to a forward annual rate of $1.20 per share, up from $1.08 per share a year ago

Arbor Realty Trust Reports Fourth Quarter and Full Year 2019 Results and Declares Common Stock Dividend

February 14, 2020	Page 2

-	Continued focus on improving our funding sources by increasing warehouse capacity by $1.00 billion, adding two collateralized securitization vehicles totaling $1.29 billion and issuing $264.0 million of convertible senior notes, replacing higher cost debt
-	Raised $456.9 million of accretive growth capital through the issuance of common stock and senior unsecured notes at attractive terms
-	Launched the single-family rental portfolio and private label programs, further diversifying our lending platform

Uniondale, NY, February 14, 2020 -- Arbor Realty Trust, Inc. (NYSE:ABR), today announced financial results for the fourth quarter and year ended December 31, 2019. Arbor reported net income for the quarter of $35.5 million, or $0.34 per diluted common share, compared to $37.2 million, or $0.47 per diluted common share for the quarter ended December 31, 2018. Net income for the year was $121.1 million, or $1.27 per diluted common share, compared to $108.3 million, or $1.50 per diluted common share for the year ended December 31, 2018. Adjusted funds from operations (“AFFO”) for the quarter was $42.1 million, or $0.34 per diluted common share, compared to $29.0 million, or $0.29 per diluted common share for the quarter ended December 31, 2018. AFFO for the year was $158.0 million, or $1.36 per diluted common share, compared to $118.1 million, or $1.26 per diluted common share for the year ended December 31, 2018.1

Agency Business

Loan Origination Platform

Agency Loan Volume (in thousands)
	Quarter Ended		Year Ended
	December 31, 2019	September 30, 2019	December 31, 2019	December 31, 2018
Fannie Mae	$764,314	$1,097,095	$3,346,272	$3,332,100
Freddie Mac	96,993	203,981	728,317	1,587,958
FHA	78,428	-	123,095	153,523
CMBS/Conduit	-	34,000	211,325	50,908
Private Label	320,476	80,740	401,216	-
Total Originations	$1,260,211	$1,415,816	$4,810,225	$5,124,489

Total Loan Sales	$887,868	$1,488,430	$4,401,112	$4,924,144

Total Loan Commitments	$1,203,194	$1,477,436	$4,829,721	$5,104,072

Arbor Realty Trust Reports Fourth Quarter and Full Year 2019 Results and Declares Common Stock Dividend

February 14, 2020	Page 3

For the quarter ended December 31, 2019, the Agency Business generated revenues of $68.5 million, compared to $67.0 million for the third quarter of 2019. Gain on sales, including fee-based services, net was $13.8 million for the quarter, reflecting a margin of 1.55% on loan sales, compared to $21.3 million and 1.43% for the third quarter of 2019. Income from mortgage servicing rights was $27.9 million for the quarter, reflecting a rate of 2.32% as a percentage of loan commitments, compared to $29.9 million and 2.02% for the third quarter of 2019.

At December 31, 2019, loans held-for-sale was $861.4 million which was primarily comprised of unpaid principal balances totaling $847.1 million, with financing associated with these loans totaling $743.6 million.

Fee-Based Servicing Portfolio

Our fee-based servicing portfolio totaled $20.06 billion at December 31, 2019, an increase of 0.4% from September 30, 2019, primarily a result of $939.7 million of new loan originations (excluding $320.5 million of private label loans that are yet to be sold), net of $846.5 million in portfolio runoff during the quarter. Servicing revenue, net was $14.6 million for the quarter and consisted of servicing revenue of $26.5 million, net of amortization of mortgage servicing rights totaling $12.0 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	As of December 31, 2019			As of September 30, 2019
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$14,832,844	0.493%	7.8	$14,616,816	0.492%	8.1
Freddie Mac	4,534,714	0.300%	10.6	4,664,750	0.300%	11.0
FHA	691,519	0.154%	18.7	684,316	0.154%	19.2
Total	$20,059,077	0.438%	8.8	$19,965,882	0.435%	9.2

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At December 31, 2019, the Company’s allowance for loss-sharing obligations was $34.6 million, representing 0.23% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2019 Results and Declares Common Stock Dividend

February 14, 2020	Page 4

Structured Business

Portfolio and Investment Activity

Quarter ended December 31, 2019:

-	Originated 66 loans totaling $831.4 million, of which $799.2 million was funded at December 31, 2019, and consisted primarily of 51 bridge loans totaling $765.0 million
-	Payoffs and pay downs on 25 loans totaling $508.9 million
-	Portfolio growth of $317.9 million, or 8%

Year ended December 31, 2019:

-	Record origination volume of $2.80 billion, a 69% increase from 2018, and consists of 173 new loan originations, of which 140 were bridge loans for $2.60 billion
-	Payoffs and pay downs on 137 loans totaling $1.75 billion
-	Portfolio growth of $1.00 billion, or 30%

At December 31, 2019, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $4.29 billion, with a weighted average current interest pay rate of 5.98%, compared to $3.97 billion and 6.33% at September 30, 2019. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.68% at December 31, 2019, compared to 7.04% at September 30, 2019.

The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2019, excluding loan loss reserves, was $4.02 billion with a weighted average yield of 7.18%, compared to $3.94 billion and 7.31% for the third quarter of 2019. The decrease in average yield was primarily due to a decrease in LIBOR in the fourth quarter, partially offset by higher fees on loan payoffs in the fourth quarter as compared to the third quarter.

At December 31, 2019, the Company’s total loan loss reserves were $71.1 million on five loans with an aggregate carrying value before loan loss reserves of $130.7 million. The Company also had three non-performing loans with a carrying value of $3.5 million, net of related loan loss reserves of $1.7 million.

Financing Activity

The Company completed its twelfth collateralized securitization vehicle (“CLO XII”) totaling $635.0 million of real estate related assets and cash. Investment grade-rated notes totaling $534.2 million were issued, and the Company retained subordinate interests in the issuing vehicle of $100.8 million. The facility has a three-year asset replenishment period and an initial weighted average interest rate of 1.50% over LIBOR, excluding fees and transaction costs.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2019 Results and Declares Common Stock Dividend

February 14, 2020	Page 5

The Company completed the unwind of CLO VII, redeeming $279.0 million of outstanding notes repaid with proceeds received from the refinancing of CLO VII’s outstanding assets primarily within CLO XII, which has an interest rate 49 basis points lower than CLO VII.

The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2019 was $3.93 billion with a weighted average interest rate including fees of 4.35% as compared to $3.52 billion and a rate of 4.65% at September 30, 2019. The average balance of debt that finances the Company’s loan and investment portfolio for the fourth quarter of 2019 was $3.76 billion, as compared to $3.52 billion for the third quarter of 2019. The average cost of borrowings for the fourth quarter was 4.60%, compared to 4.87% for the third quarter of 2019. The decrease in average costs was primarily due to a decrease in LIBOR in the fourth quarter, partially offset by the acceleration of fees related to the early repayment of debt in the fourth quarter.

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles, financing facilities and unsecured debt. The Company believes it was in compliance with all financial covenants and restrictions as of December 31, 2019 and as of the most recent collateralized securitization vehicle determination dates in January 2020.

Capital Markets

The Company issued 7.5 million shares of common stock in a public offering receiving net proceeds of $104.0 million. The proceeds are primarily to be used to make investments and for general corporate purposes.

The Company issued $264.0 million in aggregate principal amount of 4.75% convertible senior notes due 2022 in a private placement, including the exercised initial purchaser’s over-allotment option of $34.0 million. The Company received proceeds totaling $256.5 million, net of the underwriter’s discount and fees from this offering. The Company used the net proceeds to exchange $103.5 million of its 5.25% convertible senior notes due 2021 that were issued on July 3, 2018 and $125.2 million of 5.25% convertible senior notes due 2021 that were issued on July 20, 2018 for a combination of $233.1 million in cash and 4.5 million shares of the Company’s common stock to settle such exchanges. The remaining net proceeds are to be used for general corporate purposes.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2019 Results and Declares Common Stock Dividend

February 14, 2020	Page 6

The Company issued $110.0 million in aggregate principal amount of 4.75% senior unsecured notes due 2024 in a private placement, generating net proceeds of $108.2 million after deducting offering expenses. This offering reflects a 100 basis point reduction in rate as compared to our previous senior unsecured notes offering in March 2019. The proceeds were used to make investments and for general corporate purposes.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.30 per share of common stock for the quarter ended December 31, 2019. The dividend is payable on March 17, 2020 to common stockholders of record on February 28, 2020. The ex-dividend date is February 27, 2020.

As previously announced, the Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from December 1, 2019 through February 29, 2020. The dividends are payable on March 2, 2020 to preferred stockholders of record on February 15, 2020. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at http://www.arbor.com in the investor relations section of the Company’s website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 4199042.

A telephonic replay of the call will be available until February 21, 2020. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 4199042.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer. Arbor’s product platform also includes CMBS, bridge, mezzanine and preferred equity lending. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2019 Results and Declares Common Stock Dividend

February 14, 2020	Page 7

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2018 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 12 of this release.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Alexander Lobo 646-536-7037 alobo@theruthgroup.com
Media: Bonnie Habyan, Chief Marketing Officer 516-506-4615 bhabyan@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2019 Results and Declares Common Stock Dividend

February 14, 2020	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

($ in thousands—except share and per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)
Interest income	$81,983	$73,360	$315,940	$251,768
Interest expense	48,186	42,999	186,399	153,818
Net interest income	33,797	30,361	129,541	97,950

Other revenue:
Gain on sales, including fee-based services, net	13,755	18,735	65,652	70,002
Mortgage servicing rights	27,909	36,052	90,761	98,839
Servicing revenue, net	14,587	11,372	54,542	46,034
Property operating income	1,487	1,569	9,674	10,095
Other income, net	4,627	9,736	(784)	8,161
Total other revenue	62,365	77,464	219,845	233,131

Other expenses:
Employee compensation and benefits	28,456	26,386	122,102	110,470
Selling and administrative	9,205	9,291	40,329	37,074
Property operating expenses	2,571	2,342	10,220	10,431
Depreciation and amortization	1,847	1,914	7,510	7,453
Impairment loss on real estate owned	-	-	1,000	2,000
Provision for loss sharing (net of recoveries)	(409)	1,003	1,147	3,843
Provision for loan losses (net of recoveries)	-	9,319	-	8,353
Litigation settlement gain	-	-	-	(10,170)
Total other expenses	41,670	50,255	182,308	169,454

Income before extinguishment of debt, income from equity affiliates and income taxes	54,492	57,570	167,078	161,627
Loss on extinguishment of debt	(7,311)	(82)	(7,439)	(5,041)
Income from equity affiliates	1,502	91	10,635	1,196
Provision for income taxes	(4,072)	(8,635)	(15,036)	(9,731)

Net income	44,611	48,944	155,238	148,051

Preferred stock dividends	1,888	1,888	7,554	7,554
Net income attributable to noncontrolling interest	7,181	9,838	26,610	32,185
Net income attributable to common stockholders	$35,542	$37,218	$121,074	$108,312

Basic earnings per common share	$0.35	$0.48	$1.30	$1.54
Diluted earnings per common share	$0.34	$0.47	$1.27	$1.50

Weighted average shares outstanding:
Basic	101,611,818	78,273,633	92,851,327	70,208,165
Diluted	125,498,359	101,148,081	116,192,951	93,642,168

Dividends declared per common share	$0.30	$0.42 (1)	$1.14	$1.13 (1)

(1) Includes a special dividend of $0.15 per share of common stock declared in December 2018.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2019 Results and Declares Common Stock Dividend

February 14, 2020	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

($ in thousands—except share and per share data)

	December 31,	December 31,
	2019	2018
Assets:
Cash and cash equivalents	$299,687	$160,063
Restricted cash	210,875	180,606
Loans and investments, net	4,189,960	3,200,145
Loans held-for-sale, net	861,360	481,664
Capitalized mortgage servicing rights, net	286,420	273,770
Securities held to maturity, net	88,699	76,363
Investments in equity affiliates	41,800	21,580
Real estate owned, net	13,220	14,446
Due from related party	10,651	1,287
Goodwill and other intangible assets	110,700	116,165
Other assets	125,788	86,086
Total assets	$6,239,160	$4,612,175

Liabilities and Equity:
Credit facilities and repurchase agreements	$1,678,288	$1,135,627
Collateralized loan obligations	2,130,121	1,593,548
Debt fund	68,629	68,183
Senior unsecured notes	319,799	122,484
Convertible senior unsecured notes, net	284,152	254,768
Junior subordinated notes to subsidiary trust issuing preferred securities	140,949	140,259
Due to related party	13,100	-
Due to borrowers	79,148	78,662
Allowance for loss-sharing obligations	34,648	34,298
Other liabilities	134,299	118,780
Total liabilities	4,883,133	3,546,609

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 20,484,094 and 20,653,584 shares issued and outstanding, respectively; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding	89,501	89,502
Common stock, $0.01 par value: 500,000,000 shares authorized; 109,706,214 and 83,987,707 shares issued and outstanding, respectively	1,097	840
Additional paid-in capital	1,154,932	879,029
Accumulated deficit	(60,920)	(74,133)
Total Arbor Realty Trust, Inc. stockholders’ equity	1,184,610	895,238

Noncontrolling interest	171,417	170,328
Total equity	1,356,027	1,065,566

Total liabilities and equity	$6,239,160	$4,612,175

Arbor Realty Trust Reports Fourth Quarter and Full Year 2019 Results and Declares Common Stock Dividend

February 14, 2020	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

STATEMENT OF INCOME SEGMENT INFORMATION - (Unaudited)

(in thousands)

	Quarter Ended December 31, 2019
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$74,060	$7,923	$-	$81,983
Interest expense	43,620	4,566	-	48,186
Net interest income	30,440	3,357	-	33,797

Other revenue:
Gain on sales, including fee-based services, net	-	13,755	-	13,755
Mortgage servicing rights	-	27,909	-	27,909
Servicing revenue	-	26,538	-	26,538
Amortization of MSRs	-	(11,951)	-	(11,951)
Property operating income	1,487	-	-	1,487
Other income, net	256	4,371	-	4,627
Total other revenue	1,743	60,622	-	62,365

Other expenses:
Employee compensation and benefits	8,217	20,239	-	28,456
Selling and administrative	2,998	6,207	-	9,205
Property operating expenses	2,571	-	-	2,571
Depreciation and amortization	523	1,324	-	1,847
Provision for loss sharing (net of recoveries)	-	(409)	-	(409)
Total other expenses	14,309	27,361	-	41,670

Income before extinguishment of debt, income from equity affiliates and income taxes	17,874	36,618	-	54,492
Loss on extinguishment of debt	(7,311)	-	-	(7,311)
Income from equity affiliates	1,502	-	-	1,502
Provision for income taxes	(667)	(3,405)	-	(4,072)

Net income	11,398	33,213	-	44,611

Preferred stock dividends	1,888	-	-	1,888
Net income attributable to noncontrolling interest	-	-	7,181	7,181
Net income attributable to common stockholders	$9,510	$33,213	$(7,181)	$35,542

(1) Includes certain income or expenses not allocated to the two reportable segments. Amount reflects income attributable to the noncontrolling interest holders.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2019 Results and Declares Common Stock Dividend

February 14, 2020	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

(in thousands)

	December 31, 2019
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$264,468	$35,219	$299,687
Restricted cash	208,926	1,949	210,875
Loans and investments, net	4,189,960	-	4,189,960
Loans held-for-sale, net	-	861,360	861,360
Capitalized mortgage servicing rights, net	-	286,420	286,420
Securities held to maturity, net	20,000	68,699	88,699
Investments in equity affiliates	41,800	-	41,800
Goodwill and other intangible assets	12,500	98,200	110,700
Other assets	118,175	31,484	149,659
Total assets	$4,855,829	$1,383,331	$6,239,160

Liabilities:
Debt obligations	$3,878,343	$743,595	$4,621,938
Allowance for loss-sharing obligations	-	34,648	34,648
Other liabilities	171,004	55,543	226,547
Total liabilities	$4,049,347	$833,786	$4,883,133

Arbor Realty Trust Reports Fourth Quarter and Full Year 2019 Results and Declares Common Stock Dividend

February 14, 2020	Page 12

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures - (Unaudited)

Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")

 ($ in thousands—except share and per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income attributable to common stockholders	$35,542	$37,218	$121,074	$108,312

Adjustments:
Net income attributable to noncontrolling interest	7,181	9,838	26,610	32,185
Impairment loss on real estate owned	-	-	1,000	2,000
Depreciation - real estate owned	177	176	701	708
Depreciation - investments in equity affiliates	124	125	510	499

Funds from operations(1)	$43,024	$47,357	$149,895	$143,704

Adjustments:
Income from mortgage servicing rights	(27,909)	(36,052)	(90,761)	(98,839)
Impairment loss on real estate owned	-	-	(1,000)	(2,000)
Deferred tax provision (benefit)	1,176	2,421	150	(12,033)
Amortization and write-offs of MSRs	18,547	20,314	71,105	73,182
Depreciation and amortization	2,389	2,582	9,983	9,618
Loss on extinguishment of debt	7,311	82	7,439	5,041
Net gain on Private Label-related derivatives prior to sale	(6,050)	-	(6,098)	-
Net loss (gain) on changes in fair value of GSE-related derivatives	1,678	(9,002)	7,785	(6,672)
Stock-based compensation	1,941	1,257	9,515	6,095

Adjusted funds from operations (1) (2)	$42,107	$28,959	$158,013	$118,096

Diluted FFO per share(1)	$0.34	$0.47	$1.29	$1.53

Diluted AFFO per share(1) (2)	$0.34	$0.29	$1.36	$1.26

Diluted weighted average shares outstanding(1)	125,498,359	101,148,081	116,192,951	93,642,168

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

(2) During the fourth quarter of 2019, the Company updated its definition of AFFO to (i)  exclude one-time gains or losses on the early extinguishment of debt, (ii) exclude gains and losses on derivative instruments associated with Private Label loans that have not yet been sold and securitized and (iii) include the cumulative gains or losses on derivative instruments associated with Private Label loans that were sold during the periods presented.  Prior period amounts presented above have been conformed to reflect this change.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights ("MSRs"), gains or losses on Private Label-related derivative instruments until the loans are sold, changes in fair value of GSE-related derivatives that temporarily flow through earnings, amortization and write-offs of MSRs, deferred tax (benefit) provision and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs, gains and losses on the extinguishment of debt, impairment losses on real estate, and gains (losses) on sales of real estate. The Company is generally not in the business of operating real estate property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company's loans to maximize the value of the collateral and minimize the Company's exposure.  Therefore, the Company deems such impairment and gains (losses) on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company's initial investment.

FFO and AFFO are not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.